EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of ordinary shares, par value of $0.0001 per share, of Opera Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2019.

Qifei International Development Co., Ltd.

By:	/s/ Hongyi Zhou
Name:	Hongyi Zhou
Title:	Director

Qisi (HK) Technology Co. Limited

By:	/s/ Hongyi Zhou
Name:	Hongyi Zhou
Title:	Director

360 Technology Co. Limited

By:	/s/ Hongyi Zhou
Name:	Hongyi Zhou
Title:	Director

360 Security Technology Inc.

By:	/s/ Hongyi Zhou
Name:	Hongyi Zhou
Title:	Director

Hongyi Zhou

By:	/s/ Hongyi Zhou
Name:	Hongyi Zhou